UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This report includes disclosure under Items 5.02, 8.01 and 9.01 of Form 8-K.

Item 8.01	Other Events.

As previously reported, on May 24, 2022, Hall of Fame Resort & Entertainment Company (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the bid price for the Company’s common stock, par value $0.0001 per share (“Common Stock”), had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company was provided an initial period of 180 calendar days to regain compliance with the Minimum Bid Requirement. The Company was eligible for a second 180 calendar day period to regain compliance if it met the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, to receive the second 180 calendar day extension, the Company was required to notify Nasdaq of its intent to cure the minimum bid price deficiency, which may include, if necessary, implementing a reverse stock split.

As previously disclosed, the Company requested an additional 180 days in which to regain compliance, including by effecting a reverse stock split, if necessary, and, on November 22, 2022, the Company received notice from Nasdaq informing the Company that it had been granted an additional 180-day period, or until May 22, 2023, to regain compliance with the minimum bid price requirement. If, at any time before this date, the bid price for the Company’s Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it complies with the Minimum Bid Requirement, unless the Staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

As previously disclosed, on September 29, 2022, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors (the “Board”) on or prior to May 5, 2023, a reverse stock split of all of the outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-10 to 1-for-25 (the “Reverse Stock Split”), such ratio to be determined by the Company’s Board in its discretion and publicly disclosed prior to the effectiveness of the Reverse Stock Split, whereby each outstanding 10 to 25 shares would be combined, converted and changed into 1 share of the Company’s Common Stock. Currently, there has been no decision on if or when this would be effected.

If the Company does not regain compliance with the Minimum Bid Requirement by May 22, 2023, the Staff will provide written notification to the Company that its Common Stock will be delisted. The Company would then be entitled to appeal the Staff’s determination to a NASDAQ Hearings Panel and request a hearing.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Requirement, which could include effecting the Reverse Stock Split

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Michael Crawford

On November 22, 2022, the Company and HOF Village Newco, LLC entered into an amended and restated employment agreement with Michael Crawford, the Company’s President and Chief Executive Officer (the “Amended and Restated Employment Agreement”), effective as of January 1, 2023 (the “Effective Date”). The Amended and Restated Employment Agreement was approved by the Company’s Board on November 17, 2022. The Amended and Restated Employment Agreement on the Effective Date supersedes Mr. Crawford’s existing employment agreement with the Company, dated July 1, 2020, as amended, the initial term of which was due to expire on December 31, 2022.

The initial term of the Amended and Restated Employment Agreement ends on December 31, 2027 (the “Initial Term”) and will be automatically extended for additional 12-month periods, unless the Company or Mr. Crawford gives prior written notice of non-renewal of the Amended and Restated Employment Agreement at least 90 days in advance of the expiration of the Initial Term or the then-current 12-month period (the Initial Term, as may be automatically extended as provided herein, the “Term”).

Mr. Crawford’s annual base salary under the Amended and Restated Employment Agreement shall be $950,000 through December 31, 2023 and $975,000 from January 1, 2024 through December 31, 2024. For any years thereafter during the Term, the annual base salary shall be determined by the Compensation Committee of the Board based on the Company’s and Mr. Crawford’s achievement of performance metrics as agreed-upon in writing by the Executive and the Compensation Committee of the Board. In addition, for each calendar year during the Term, Mr. Crawford will be eligible for an annual bonus. The target for the annual bonus will be 100% of Mr. Crawford’s annual base salary for that calendar year, and the maximum annual bonus will be 150% of Mr. Crawford’s annual base salary for that calendar year. Mr. Crawford shall be eligible for stock awards during the Term at the discretion of the Compensation Committee of the Board. During the Term, Mr. Crawford will be entitled to participate in such employee benefit plans of the Company as the Company may provide from time to time to its employees generally. Additionally, the Amended and Restated Employment Agreement provides Mr. Crawford with a vehicle allowance to reimburse Mr. Crawford for the lease expense of a vehicle with a retail value of up to $90,000.

In the event that Mr. Crawford is terminated for any reason, he will receive a lump-sum payment equal to the amount of earned and unpaid base salary through the termination date and any unreimbursed business and entertainment expenses that are reimbursable through the termination date. In the event of (i) termination by the Company without cause or (i) by Mr. Crawford for good reason (other than as described in the next sentence), the Company shall: (i) pay Mr. Crawford a severance payment in the amount of $950,000, less applicable deductions and withholdings, payable in a single lump-sum payment within 30 days after the date that the release signed by the executive becomes effective and irrevocable, and (ii) reimburse Mr. Crawford, on a monthly basis, for the excess of the premium for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and his covered dependents over the amount paid by active employees for the same coverage during the period from the termination date through up to the 12-month anniversary of such date. In the event of termination by the executive for good reason because of substantial interference with the day to day operations of the Company by a director of the Company (or such director’s employer or affiliate) that is inconsistent with formal actions taken by the Board or that impairs the executive’s ability to deliver agreed upon results for the Company, the Company shall pay the executive a severance payment in the amount of $950,000, less applicable deductions and withholdings, payable in a single lump-sum payment within 30 days after the date that the release signed by the executive becomes effective and irrevocable.

The Amended and Restated Employment Agreement also provides for non-solicitation and non-competition during the Term and for twelve and six months, respectively, thereafter; provided, that if Mr. Crawford terminates for good reason, then the non-competition obligation will extend twelve months after the Term. The Amended and Restated Employment Agreement further provides for confidentiality during the Term and surviving the end of the Term.

The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Retention Bonus Award Agreements

On November 22, 2022, the Company entered into retention bonus award agreements (the “Retention Agreements”) with Benjamin Lee, Chief Financial Officer; Michael Levy, President of Operations; and six other officers (collectively, the “Participants”). The Retention Agreements provide for a retention cash bonus (“Retention Bonus”) equal to, at the Company’s sole discretion, up to 100% of a Participant’s annual base salary on the Vesting Date (defined below) less applicable tax withholdings and deductions, provided that the Participant remains continuously employed by the Company or a subsidiary thereof through the date (the “Vesting Date”) that the Company completes Phase II of its development plan, consisting of two hotels (one on the Company’s campus and one in downtown Canton), an indoor waterpark, the Constellation Center for Excellence, the Center for Performance, the Play Action Plaza, and the Hall of Fame Retail Promenade. The Retention Bonuses were approved by the Company’s Board on November 17, 2022. Retention Bonuses are payable by the Company within 60 days after the Vesting Date. A Retention Bonus is forfeited if a Participant’s employment at the Company or a subsidiary thereof is terminated for any reason.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Retention Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Forward-Looking Statements

The information in this Form 8-K above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “project,” “plan,” “will,” “should,” “could,” “continue,” “regain,” “extend,” “remain,” “maintain,” and “cease,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this Current Report on Form 8-K will not be achieved. For example, there can be no assurance that the Company will regain compliance with the Minimum Bid Requirement during the second 180-day compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. Furthermore, there can be no assurance the Company will complete all the elements of its Phase II development plan as currently contemplated. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified in this Form 8-K or as disclosed from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Amended and Restated Employment Agreement, dated November 22, 2022, between Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC and Michael Crawford

10.2	Form of Retention Bonus Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

Dated: November 23, 2022

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